Exhibit 10.1

EXECUTION COPY

AMENDMENT NO. 1 TO CREDIT AGREEMENT

This AMENDMENT NO. 1 TO CREDIT AGREEMENT (this “Amendment”), dated as of October 1, 2014, is by and among Synchrony Financial, a Delaware corporation (the “Borrower”), General Electric Capital Corporation, as Lender (in such capacity, the “Lender”), and administrative agent (in such capacity, the “Administrative Agent”).

RECITALS

A. The Borrower, the Administrative Agent and the Lender entered into that certain Credit Agreement, dated as of July 30, 2014 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), pursuant to which, among other things, the Lender provided certain Loans to the Borrower.

B. The Borrower and the Lender have agreed to amend certain provisions of the Credit Agreement upon the terms and conditions set forth below.

NOW THEREFORE, in consideration of the matters set forth in the recitals and the covenants and other provisions herein set forth, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

Section 1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

Section 2. Amendments to Credit Agreement. Effective as of the Amendment No. 1 Effective Date (as defined below):

a.	Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in appropriate alphabetical order:

“Amendment No. 1” means Amendment No. 1 to this Agreement dated as of October 1, 2014.

“Amendment No. 1 Effective Date” means October 1, 2014, the date of effectiveness of Amendment No. 1.

“Bank Facility Increase Loans” means the Loans borrowed under the Bank Term Loan Agreement after the Funding Date in an aggregate principal amount not to exceed $750,000,000.

b.	The definition of “Bank Term Loans” in Section 1.01 of the Credit Agreement is hereby amended and restated as follows:

“Bank Term Loans” means “Loans” as defined in the Bank Term Loan Agreement in an aggregate principal amount not to exceed $8,000,000,000, plus the principal amount of any Bank Facility Increase Loans, and in each case, reduced by the amount of prepayments made thereunder from time to time after the Funding Date.

c.	The definition of “Post-IPO Debt Proceeds” in Section 1.01 of the Credit Agreement is hereby amended by deleting “and” before clause (c) thereof, and inserting the words “and (d) the proceeds of any Bank Facility Increase Loans” immediately after “Excluded Debt Proceeds”.

d.	Section 2.05(d) of the Credit Agreement is hereby amended by inserting the words “and (f)” immediately after “clause (e)”.

e.	Section 2.05 of the Credit Agreement is hereby amended by adding clause (f) which states:

“The net cash proceeds of any Bank Facility Increase Loans shall be (i) applied to prepay outstanding principal amounts of the Loans and due and unpaid interest on such amount prepaid and (ii) disregarded for all purposes of Section 2.05(d) above, including in the calculation of the Required Prepayment Amount.”

f.	Section 6.02(a)(i) is hereby amended by replacing the words “existing on the Effective Date” therein with “existing on the Amendment No. 1 Effective Date, plus any Bank Facility Increase Loans”.

g.	Schedule 6.02 of the Credit Agreement is hereby replaced in its entirety with Schedule 6.02 attached hereto.

h.	Any amendments to the Bank Term Loan Agreement required to effect the transactions contemplated by this Amendment are hereby consented to, including as required by Section 6.05 of the Credit Agreement.

Section 3. Conditions Precedent. This Amendment shall be effective upon the satisfaction of the following conditions (the first day on which such conditions are satisfied, the “Amendment No. 1 Effective Date”):

(a.) the delivery to the Administrative Agent of duly executed signature pages to this Amendment from the Borrower and the Lender; and

(b.) the Administrative Agent shall have received a certificate, dated the Amendment No. 1 Effective Date and signed on behalf of the Borrower by a Responsible Officer of the Borrower, confirming that at the time of and immediately after giving effect to this Amendment, (i) the representations and warranties of the Borrower set forth in Article III of the Credit Agreement shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the Amendment No. 1 Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) as of such earlier date and (ii) no Default shall have occurred and be continuing.

Section 4. Miscellaneous.

(a.) Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an

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original, but all such counterparts shall together constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by facsimile or electronic mail shall be as effective as delivery of an original executed counterpart to this Amendment.

(b.) Severability. The illegality or unenforceability of any provision of this Amendment or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment or any instrument or agreement required hereunder.

(c.) Entire Agreement. This Amendment, together with the Credit Agreement (as modified hereby) and the other Loan Documents, embodies the entire agreement and understanding among the parties hereto and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof.

(d.) References. This Amendment is a Loan Document. Any reference to the Credit Agreement contained in any notice, request, certificate, or other document executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise require. Any reference set forth in this Amendment, the Credit Agreement or any other Loan Document to this Amendment shall be a reference to the Credit Agreement as amended hereby and as further amended, modified, restated, supplemented or extended from time to time.

(e.) Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

Borrower:

SYNCHRONY FINANCIAL

By:	/s/ Eric Duenwald
Name:	Eric Duenwald
Title:	Treasurer

[SIGNATURE PAGE TO AMENDMENT NO. 1]

GENERAL ELECTRIC CAPITAL CORPORATION, as Administrative Agent and Lender

By:	/s/ Matthew Susser
Name:	Matthew Susser
Title:	Vice President and Assistant Treasurer

[SIGNATURE PAGE TO AMENDMENT NO. 1]

SCHEDULE 6.02

INDEBTEDNESS

Bank Term Loans